                   DIRECT BROADCASTING SATELLITE CORPORATION

                    ELECTION FORM AND LETTER OF TRANSMITTAL


               THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TO
             AMERICAN SECURITIES TRANSFER, INC. AS EXCHANGE AGENT,
            TOGETHER WITH YOUR CERTIFICATE(S) FORMERLY REPRESENTING
      SHARES OF COMMON STOCK OF DIRECT BROADCASTING SATELLITE CORPORATION.
                PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.


    Prior to the Election Deadline (to have your election or preference considered) or as soon thereafter as possible (if you do wish to have your election or preference considered), this Election Form and Letter of Transmittal should be (i) completed and signed in the space provided below and on the Substitute Form W-9 and (ii) mailed or delivered with your certificate(s) representing shares of Direct Broadcasting Satellite Corporation common stock to the Exchange Agent the following address:



                         BY MAIL/HAND/OVERNIGHT COURIER
                       American Securities Transfer, Inc.
                        1825 Lawrence Street, Suite 444
                             Denver, Colorado 80202



To American Securities Transfer, Inc.:



    Under the Plan and Agreement of Merger, dated as of December 21, 1995, as amended (the "Agreement"), among EchoStar Communications Corporation ("EchoStar"), Direct Broadcasting Satellite Corporation, a Delaware corporation ("DBSC") and Direct Broadcasting Satellite Corporation, a Colorado corporation ("MergerCo"), pursuant to which DBSC will merge with and into MergerCo ("the Merger"), resulting in DBSC becoming a wholly-owned subsidiary of EchoStar. Pursuant to the Merger, the undersigned hereby surrenders to you, as Exchange Agent, the certificate(s) described below, which formerly represented shares of common stock of DBSC ("DBSC Shares"). You are authorized and directed to exchange each surrendered DBSC Share for cash and shares of Class A common stock of EchoStar ("EchoStar Shares"), with cash in lieu of any fractional share, in accordance with the terms of the Agreement and with the Election Form below. I understand that the Exchange Amount (the exact value of such combination of cash and stock) will not be determined until immediately before the anticipated completion of the Merger and after preparation of this form.



                                 ELECTION FORM



    Enclosed with this Letter of Transmittal is a summary of the Cash/Stock Election that is available to DBSC shareholders. "Market Value" of EchoStar Class A common stock for purposes of the Merger is $27.50 per share. The actual bid and asked prices per share of the EchoStar Class A common stock on the Nasdaq National Market at the time of the Merger, at the time a DBSC shareholder receives his or her certificate(s) representing EchoStar Shares and thereafter may be higher or lower than the Market Value. Shareholders should obtain information on the current market price of EchoStar Class A common stock from their broker or other independent sources. There is no assurance that your election or preference will be honored in full. PLEASE REVIEW THE ENCLOSED SUMMARY OF CASH/STOCK ELECTION CAREFULLY AND MAKE YOUR ELECTION OR PREFERENCE BY MARKING THE APPROPRIATE BOX BELOW AND RETURNING THIS ELECTION FORM AND LETTER OF TRANSMITTAL.



           ELECTION OR PREFERENCE
           (Check only one)
/ /        Cash Only Preference
           I elect to exchange all of my DBSC Shares for cash.
/ /        Stock Only Preference
           I elect to exchange all of my DBSC Shares for EchoStar Shares.
/ /        Cash and Stock Preference
           I elect to exchange       DBSC Shares for cash and       DBSC Shares for EchoStar
           Shares.



    INSTRUCTIONS: Please express your preference by checking the appropriate box(es) above. Your election or preference is subject to the limitations set forth in the Information Statement-Prospectus. TO MAKE AN EFFECTIVE ELECTION, YOU MUST RETURN THE ELECTION FORM AND LETTER OF TRANSMITTAL TO THE EXCHANGE
AGENT AT THE ADDRESS INDICATED ABOVE NO LATER THAN           , 1996 (SUBJECT  TO
EXTENSION BY ECHOSTAR IN ITS SOLE DISCRETION). If your Election Form and Letter of Transmittal are not received by that time, no assurance can be given that the preference you express will be taken into account in determining the allocation of cash and stock that you will receive as described in the accompanying Information Statement-Prospectus.



                                 DESCRIPTION OF CERTIFICATE(S) SURRENDERED
                                        (Attach list if necessary)
- -----------------------------------------------------------------------------------------------------------
                 NAME(S) AND ADDRESS OF                                              NUMBER OF SHARES
                  REGISTERED HOLDER(S)                        CERTIFICATE             REPRESENTED BY
                     (PLEASE PRINT)                              NUMBER                 CERTIFICATE
- -----------------------------------------------------------------------------------------------------------

                                                              TOTAL SHARES
- -----------------------------------------------------------------------------------------------------------



    The undersigned represents and warrants that he/she has full power and authority to transfer the DBSC Shares surrendered hereby and that EchoStar will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims when the shares are accepted for exchange. The undersigned will, upon request, execute and deliver any additional documents deemed by EchoStar or the Exchange Agent to be necessary or desirable to complete the transfer of the DBSC Shares surrendered hereby. Delivery of the enclosed certificate(s) of DBSC Shares shall be effected, and risk of the loss and title to such certificate(s) of DBSC Shares shall pass, only upon delivery to you.



    Unless otherwise indicated under the box headed "Special Delivery Instructions," please send the cash (including payment in lieu of any fractional share) and certificate(s) for the EchoStar Shares to the address of the registered holder(s) appearing under the box headed "Description of Certificate(s) Surrendered."



DATED:  _________________________________ , 1996  PLEASE SIGN HERE:

                                                  ________________________________________________

                                                  ________________________________________________
                                                  Signature(s) of  registered  holder(s)  must  be
                                                  EXACTLY  as name(s) appear  on certificate(s) or
                                                  on  the  assignment  authorizing  transfer.   If
                                                  signed by an agent, see Instruction 2.


                            ------------------------

     THE EXCHANGE AGENT HAS BEEN INSTRUCTED NOT TO EXCHANGE OR MAKE PAYMENT FOR YOUR SHARES UNTIL THIS ELECTION STATEMENT AND LETTER OF TRANSMITTAL
             HAS BEEN EXECUTED AND DELIVERED TO THE EXCHANGE AGENT.

                            ------------------------

                                             BOX A

SIGNATURE GUARANTEE
Fill   in  this  space   ONLY  if  required  by  _______________________________________________
Instruction   4.    The   undersigned    hereby  (Name of Firm Issuing Guarantee)
guarantees  the  signature(s) which  appears on  _______________________________________________
this   Letter    of   Transmittal    and    the  (Signature of Officer)
certificate(s)   deposited  pursuant   to  this
Letter of Transmittal

                                                 _______________________________________________
                                                 (Title of Officer Signing this Guarantee)

Dated:  _______________________________________  _______________________________________________
                                                 (Address of Guaranteeing Firm)


- ----------------------------------------------------------------------------------------------------
                                                BOX B

                                   TAXPAYER IDENTIFICATION NUMBER
                                         SUBSTITUTE FORM W-9
                          PAYER'S NAME: ECHOSTAR COMMUNICATIONS CORPORATION
- ----------------------------------------------------------------------------------------------------
 DEPARTMENT OF THE TREASURY           Part 1 -- PLEASE PROVIDE YOUR TIN  IN   Social Security Number
 INTERNAL REVENUE SERVICE             THE  BOX AT THE  RIGHT AND CERTIFY BY             OR
                                      SIGNING AND DATING BELOW                  Employer ID Number
                                    ----------------------------------------------------------------
 PAYER'S REQUEST FOR                  Part 2 --  Check the box  if you  are         Part 3 --
 TAXPAYER IDENTIFICATION              NOT  subject  to  backup  withholding       Check the box
 NUMBER (TIN)                         under  the   provisions  of   Section         if you are
                                      3406(a)(1)(C) of the Internal Revenue        Awaiting TIN
                                      Code  because (i)  you have  not been            / /
                                      notified  that  you  are  subject  to
                                      backup  withholding  as  a  result of
                                      failure to  report  all  interest  or
                                      dividends   or   (ii)   the  Internal
                                      Revenue Service has notified you that
                                      you are no  longer subject to  backup
                                      withholding. / /
                                    ----------------------------------------------------------------
                                      CERTIFICATION  -- UNDER THE PENALTIES OF PERJURY I CERTIFY THAT
                                      THE INFORMATION  PROVIDED ON  THIS FORM  IS TRUE,  CORRECT  AND
                                      COMPLETE.

                                      SIGNATURE  _____________________    Date  _____________________
- ----------------------------------------------------------------------------------------------------


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENT MADE TO YOU. SEE INSTRUCTION 3.

                                     BOX C

                              SPECIAL ISSUANCE AND
                              PAYMENT INSTRUCTIONS
                              (See Instruction 4)

Fill in this space ONLY if the EchoStar Shares and any check(s) issued for the cash payment are to be issued in the name(s) of someone other than the person(s) in whose name(s) the surrendered certificate(s) described above are registered. (Unless otherwise indicated in Box D, the EchoStar Shares and any check(s) will be mailed to the address in this Box C.)

Name  __________________________________________________________________________
                                   (Type or Print)

________________________________________________________________________________
                                   (Type or Print)

Address  _______________________________________________________________________
                                  (Number and Street)

________________________________________________________________________________
(City)                             (State)                            (Zip Code)

________________________________________________________________________________
                    (Social Security or Taxpayer ID Number)

                                     BOX D

                          SPECIAL DELIVERY INSTRUCTION
                              (See Instruction 5)
                       MAIL CERTIFICATES AND CHECK(S) TO:


Fill in this space ONLY if the EchoStar Shares issued in exchange for any DBSC Shares described above and any check(s) issued for the cash payment are to be mailed to an address other than that indicated in the box headed "Description of Certificate(s) Surrendered" or in Box C.


Name  __________________________________________________________________________
                                   (Type or Print)

Address  _______________________________________________________________________
                                  (Number and Street)

________________________________________________________________________________
(City)                             (State)                            (Zip Code)

                                  INSTRUCTIONS


    1. COMPLETION AND DELIVERY OF LETTER OF TRANSMITTAL. The Election Form and Letter of Transmittal ("Letter of Transmittal") must be properly completed and signed by the registered holder(s) of the DBSC Shares being surrendered herewith and mailed or hand delivered with the certificate(s) for such shares (and any other documents required by Instruction 4) to the Exchange Agent at the address set forth on the front hereof. If additional space is needed for listing certificates, attach a separate signed sheet. A return envelope is enclosed for your convenience. THE ELECTION FORM AND LETTER OF TRANSMITTAL SHOULD BE RETURNED
NO LATER THAN              , 1996 (SUBJECT TO EXTENSION BY ECHOSTAR IN ITS  SOLE
DISCRETION), IF THE HOLDER WISHES TO HAVE HIS OR HER ELECTION OR PREFERENCE TAKEN INTO ACCOUNT IN THE ALLOCATION OF CASH AND ECHOSTAR SHARES.



    THE METHOD OF DELIVERY TO THE EXCHANGE AGENT OF THIS DOCUMENT AND ANY ENCLOSURES IS AT THE ELECTION AND RISK OF THE OWNER. IF SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED SINCE THE RISK OF LOSS IN TRANSIT IS YOURS.


    2. SIGNING LETTER OF TRANSMITTAL. The shareholder's name on the Letter of Transmittal must be signed in EXACTLY the same manner as the name appears on the certificate(s) surrendered herewith (or in the form of assignment, if such certificate(s) has been assigned). If the DBSC Shares are registered in the name of a trustee, executor, administrator, guardian or other person acting in a fiduciary or representative capacity, such person must indicate his capacity when signing the documents. If certificates are registered in different forms of a name (e.g. "John Doe" and "J. Doe"), the shareholder should sign as many Letters of Transmittal as there are different registrations. See Instruction 8. If a certificate is registered in the name of two or more holders, EACH such holder must sign the document.

    If this Letter of Transmittal is signed by a person other than the registered holder(s) of the DBSC Shares surrendered herewith, the certificates must be endorsed or accompanied by appropriate stock powers as required by Instruction 4 and signature on this Letter of Transmittal must be guaranteed by an Eligible Institution (as defined in Instruction 4). If special delivery instructions have been indicated in Box D, the signature on this Letter of Transmittal must also be guaranteed by an Eligible Institution (as defined in Instruction 4).

    If the Letter of Transmittal or any endorsement or stock power required by Instruction 4 is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, and such person is not the registered stockholder, he must indicate his capacity when signing and must submit to the Exchange Agent proper documentary evidence of his authority to act.

    3. BACKUP WITHHOLDING. Under the federal income tax law, a person surrendering certificate(s) must provide the Exchange Agent with his correct taxpayer identification number (TIN) and certify that such TIN is correct on Substitute Form W-9 in Box B. If the correct TIN is not provided, a $50.00 penalty may be imposed by the Internal Revenue Service and the Exchange Agent may be required to withhold 31% of the payments made in connection with the merger. The TIN that must be provided is that of the registered holder of the certificate(s) or of the last transferee appearing on the transfers attached to or endorsed on the certificate(s) (or, if the check is made payable to another person as provided in Box C, then of such person). The TIN for an individual is his social security number. Exempt persons (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding. Exempt persons, other than foreign individuals, should indicate their exempt status by checking the box in Part 2 of the Substitute Form W-9. A foreign individual may qualify as an exempt person by submitting a statement (Form W-8), signed under penalties of perjury, certifying such individual's foreign status. Copies of Form W-8 can be obtained from the Exchange Agent. The box in Part 3 of the Substitute Form W-9 may be checked if the person surrendering the certificate(s) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and a TIN is not provided within 60 days, the Exchange Agent may be required to withhold 31% of any payments until a TIN is provided. For additional guidance, Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be obtained from the Exchange Agent.

    4. ENDORSEMENT OF CERTIFICATE(S). If the EchoStar Shares and the check are to be issued to the registered holder of the certificate(s) surrendered herewith, no endorsements of certificates or separate stock powers are required. If, however, the EchoStar Shares and the check are to be issued to a person other than the registered holder, then (a) the certificate(s) for the DBSC Shares must be endorsed or accompanied by a separate stock power, in either case signed exactly as the name or names of the registered holder or holders appear on the certificate(s), (b) the signatures of endorsement on the stock certificate(s) or on the separate stock power(s) must be guaranteed by an Eligible Institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, and
(c) the person surrendering the stock certificate(s) must pay to the Exchange Agent the amount of any transfer or other taxes payable on account of the payment to such other person or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

    5. SPECIAL INSTRUCTIONS FOR DELIVERIES BY THE EXCHANGE AGENT. Unless instructions to the contrary are given in Box D above, any EchoStar Shares and check to be distributed in connection with the Merger will be mailed to the address shown in the box headed "Description of Certificate(s) Surrendered" (if this Letter of Transmittal is signed by the persons whose name appears in such box) or to the address shown in Box C (if Box C is completed in accordance with the applicable Instructions).

    6. LOST CERTIFICATE(S). If a certificate representing any of your DBSC Shares is lost or stolen, complete and execute this Letter of Transmittal and forward it to the Exchange Agent along with your claim that the certificate representing such shares is lost. The Exchange Agent will issue EchoStar Shares and make payment for DBSC Shares registered in DBSC's stock transfer records and represented by lost certificates upon delivery of an appropriate surety bond (or other undertaking satisfactory to EchoStar in its reasonable discretion) and appropriate evidence of loss.

    7. MISCELLANEOUS. EchoStar, DBSC and the Exchange Agent are not under any duty to give notification of defect in any Letter of Transmittal and shall not incur any liability for failure to give such notification. Each of EchoStar, DBSC and the Exchange Agent has the absolute right to reject any and all Letters of Transmittal not in proper form or to waive any irregularities in any Letter of Transmittal.

    8. ADDITIONAL COPIES. Additional copies of the Letter of Transmittal may be obtained from the Exchange Agent at the address set forth on the front hereof.


 PLEASE COMPLETE AND RETURN THE ELECTION FORM BY               , 1996 WHICH IS
     THE ELECTION DEADLINE, IF YOU WISH TO HAVE YOUR ELECTION OR PREFERENCE
       TAKEN INTO ACCOUNT IN THE ALLOCATION OF CASH AND ECHOSTAR SHARES.